Exhibit 23

Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-74660, 33-74662, 33-74664, 33-78406, 33-88780, 333-04268, 333-22973, 333-22975, 333-24545, 333-56359, 333-56361, 333-73409, 333-73411, 333-33114, 333-33116, 333-56790, 333-56792, 333-33110, 333-82790 and 333-82808) of MapInfo Corporation and Subsidiaries of our report dated October 25, 2002, except for notes 8 and 9 for which the date is December 18, 2002, relating to the financial statements and financial schedule, which appears in this Annual Report on Form 10-K.

PricewaterhouseCoopersLLP

Albany, New York
December 19, 2002